Exhibit 3.1

AMENDED AND RESTATED
BYLAWS OF
FRANKLIN ELECTRIC CO., INC.

OFFICES

Section 1.1 Principal Office. The principal office of the Corporation shall be in the City of Fort Wayne, County of Allen, State of Indiana.
Section 1.2 Other Offices. The Corporation may also have other offices at such places within or without the State of Indiana as the Board of Directors may from time to time determine.
Section 1.3 Registered Office and Agent. The Corporation shall maintain a registered office and registered agent as required by the Indiana Business Corporation Law, as now or hereafter in effect (“IBCL”). The registered office need not be the same as the Corporation’s principal office.
ARTICLE II
SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held annually on the first Friday in May of each year 8:00 a.m., local time, at the principal office of the Corporation in Fort Wayne, Indiana, or at such other place (either within or without the State of Indiana) at a date and time as may be fixed by the Board of Directors and designated in the notice or waiver of notice of such meeting. At the annual meeting, the directors shall be elected, and all such other business as may properly be brought before the meeting shall be transacted.
Section 2.2 Special Meetings. Special meetings of the shareholders may be held at the principal office of the Corporation in Fort Wayne, Indiana, or at such other place within or without the State of Indiana, as may be determined by the Board of Directors and as may be designated in the notice or waiver of notice of such meeting. Special meetings may be called, in writing, only by the Chairperson, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), or a majority of the Board of Directors. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.
Section 2.3 Notice of Shareholders’ Meetings. Notice of each meeting of shareholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each shareholder entitled to vote thereat not less than ten nor more than 60 days before the date of the meeting unless otherwise prescribed by the IBCL.
Section 2.4 Record Dates.
(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not be more than 70 days nor less than ten days before the date of such meeting or any other action requiring a determination by shareholders.
(b) If a record date has not been fixed as provided in preceding subsection (a), then:
(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and
(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c) Only those who shall be shareholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date; provided, however, the Corporation shall fix a new record date if a meeting is adjourned to a date more than one hundred twenty days after the date originally fixed for the meeting.
Section 2.5 Quorum and Adjournment. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business unless otherwise prescribed by the IBCL or the Corporation’s Articles of Incorporation, as amended restated or supplemented from time to time (the “Articles of Incorporation”). Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set by the IBCL, the Articles of Incorporation or these Bylaws. Whether or not a quorum is present the chairperson of the meeting or shareholders present in person or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time, without notice other than an announcement at the meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.
Section 2.6 Voting by Shareholders; Proxies. Every shareholder shall have the right at every shareholders’ meeting to one vote for each share standing in his name on the books of the Corporation, except as otherwise provided by the IBCL or the Articles of Incorporation, and except that no share shall be voted at any meeting upon which any installment is due and unpaid, or which belongs to the Corporation. A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. For purposes of the preceeding sentence, a majority of the votes cast shall mean the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Action on a matter (other than the election of directors) submitted to shareholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the IBCL or by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.
Section 2.7 Shareholder List. At least five business days before each shareholders’ meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of and to vote at the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder. Beginning five business days before the date of the meeting and continuing through the meeting, the list shall be on file at the principal office of the Corporation (or at the place identified in the meeting notice in the city where the meeting will be held) and shall be available for inspection by any shareholder entitled to vote at the meeting for the purpose and to the extent permitted by law. During this period a shareholder, or the shareholder’s agent or attorney authorized in writing, is entitled on written demand to inspect and copy the list during regular business hours and at the shareholder’s expense.
Section 2.8 Conduct of Business.
(a) Organization. The Chairperson of the Board of Directors, when present, and in the absence of the Chairperson the Chief Executive Officer, when present, and in the absence of the Chief Executive Officer, the President, shall call all meetings of shareholders to order and act as chairman of such meetings, and in the absence of the Chairperson, the Chief Executive Officer and the President, the Board of Directors shall choose any officer to act as chairperson of any meeting of shareholders. The chairperson of the meeting shall have plenary power to determine procedure and rules of order (including with respect to the opening and the closing of the polls for each matter upon which shareholders will vote at the meeting) and make definitive rulings at meetings of the shareholders.
(b) Annual Meetings of Shareholders.
(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.
(ii) For director nominations or other business to be properly brought before any annual meeting by a shareholder pursuant to clause (C) of paragraph (b)(i) of this Section 2.8, the shareholder must have given timely notice thereof in writing, either in person or by certified mail, to the Secretary of the Corporation.

(iii) To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal business office of the Corporation not later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice.
(iv) Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles of Incorporation or these Bylaws, the language of the proposed amendment; (C) any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) on whose behalf the proposal is made and, in the case of nominations, a description of all arrangements or understandings, including all compensation and financial arrangements, between the shareholder and each nominee and any other persons (naming them) pursuant to which the nomination or nominations are to be made by the shareholder; (D) a representation that the shareholder is a shareholder of record and intends to appear in person or by a qualified representative at the annual meeting to bring the business proposed in the notice before the meeting; (E) a representation whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination; (F) as to the shareholder giving the notice and any Shareholder Associated Person on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s stock transfer books, and, if different, such shareholder’s current name and address, and of any Shareholder Associated Person, (2) the class, series and number of shares of the Corporation which are owned of record and beneficially (but not of record) by such shareholder and any Shareholder Associated Person, (3) a description of all Derivative Transactions (as defined below) by such shareholder and any Shareholder Associated Person during the previous 12-month period, including the date of the transactions and the class and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such shareholder and any Shareholder Associated Person would be required to report on an Insider Report (as defined below) if such shareholder and any Shareholder Associated Person were a director of the Corporation or the beneficial owner of more than ten percent of the shares of the Corporation at the time of the transactions; (G) the investment strategy or objective, if any, of such shareholder and any Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and any Shareholder Associated Person; and (H) to the extent known by the shareholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the Corporation and who supports the proposal of such business and/or the nomination or nominations on the date of such shareholder’s notice. If such shareholder does not appear or send a qualified representative to present such proposal or nomination at such annual meeting, the Corporation need not present such proposal or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairperson of any meeting of shareholders shall refuse to permit any business proposed and any nomination made by a shareholder to be brought before such meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal or nomination without such shareholder having made the representation required by clause (E) above. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. If information submitted pursuant to this Section 2.8 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.8. Any information previously submitted by the shareholder pursuant to this Section 2.8 shall be supplemented by such shareholder and Shareholder Associated Person, if any, not later than ten days after the record date for the meeting of shareholders in order to disclose any material change in such information as of the record date. If a shareholder fails to provide such written update within such period, the information as to which written update was required may be deemed not to have been provided in accordance with this Section 2.8.
(v) To be eligible to be a nominee for election as a director of the Corporation, an individual must additionally deliver (in accordance with the time periods for delivery of notice prescribed above) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(vi) For purposes of this Section 2.8:
(A) a “Shareholder Associated Person” of any shareholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person as defined in the foregoing clauses (1) and (2);
(B) “Derivative Transaction” by a person shall mean any (1) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and (2) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise; and
(C) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions), by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent of the shares of the Corporation.
(vii) Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances.
(c) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if a shareholder’s notice containing the information set forth in paragraph (b)(ii) of this Section 2.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the 90th day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(d) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. The presiding officer at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8, to declare that such defective proposal shall be disregarded.
(ii) For purposes of these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the

Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(iii) Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
Section 2.9 Organization of Meetings. The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for all meetings of shareholders, receive all proxies and ascertain and report to each meeting of shareholders the number of shares present, in person and by proxy. The certificate and report of the Secretary, as to the regularity of such proxies and as to the number of shares present, in person and by proxy, shall be received as prima facie evidence of the number of shares present in person and by proxy for the purpose of establishing the presence of a quorum at such meeting and for organizing the same, and for all other purposes.
Section 2.10 Inspectors. At every meeting of shareholders there shall be appointed by the Board of Directors three inspectors of election to receive and count the votes of shareholders. Each inspector shall take an oath to fairly and impartially perform the duties of an inspector of the election and to honestly and truly report the results thereof. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the presiding officer at such meeting as the case may be. Except as otherwise provided by these Bylaws or by law, such inspectors shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots, and the acceptance and rejection of votes. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.
ARTICLE III
DIRECTORS

Section 3.1 Number and Classes. The Board of Directors shall consist of at least seven and not more than eleven members, provided that the number of directors may be increased or decreased from time to time by an amendment to these Bylaws or by resolution adopted by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock outstanding, the directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, which at all times shall be as nearly equal in number as possible. One class of directors shall be elected annually to serve for a term of three years or until their successors shall have been elected and qualified. The classes and terms of directors shall not be governed by Indiana Code Section 23-1-33-6(c).

Section 3.2 Resignation, Vacancies and Removal of Directors. Any director may resign his office at any time by delivering his resignation in writing to the Board of Directors, its Chairperson, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or the Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. The resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If any vacancy occurs on the Board of Directors caused by resignation, death, or other incapacity, or increase in the number of directors, then (a) the Board of Directors may fill the vacancy; or (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office; or (c) if a majority of the directors remaining in office are unable to agree on a person to fill the vacancy, then the remaining directors may call a special shareholders’ meeting to fill the vacancy. The term of a director elected to fill a vacancy expires at the end of the term for which the director’s predecessor was elected. Prior to the completion of their term of office, a director may only be removed in the manner as provided in the Articles of Incorporation.
Section 3.3 Regular Meetings. A regular meeting of the Board of Directors will be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. At the annual meeting, the Board shall elect the officers of the Corporation for the ensuing year and transact such other business as may properly come before the meeting. Other regular meetings may be held at the principal office of the Corporation or at any other place and at such times as the Board may fix from time to time. Notice shall be given in accordance with Article IV of these Bylaws.
Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the Chairperson, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or a majority of the Board of Directors. Notice shall be given in accordance with the Article IV of these Bylaws.
Section 3.5 Quorum and Voting. Except as provided in Section 3.2, a majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business at any meeting of the Board of Directors. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the IBCL, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.
Section 3.6 Compensation. Each member of the Board of Directors shall be paid such compensation as shall be fixed by the Board of Directors, provided, that nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefore.
Section 3.7 Qualification. Upon attaining the age of seventy-two years, a director shall submit a written notice of resignation to the Board of Directors effective as of the end of the next regularly scheduled meeting of the Board of Directors. Any employee director (other than the Chief Executive Officer, the President or the Chairperson) whose employment with the Corporation is terminated prior to attaining the age of seventy years shall submit a written notice of resignation to the Board of Directors effective immediately. The Board, at its discretion, may determine not to accept, or may defer the effective date of, any resignation received pursuant to this Section 3.7. In addition, any person who first becomes a director of the Company after December 12, 2003 shall be limited to a term of twenty consecutive years as a director of the Company.
Section 3.8 Committees.
(a) The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board, designate, and appoint, from the directors, committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.
(b) Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the affirmative vote of a majority of those present shall be necessary and sufficient for the taking of any action thereat.
Section 3.9 Directors’ or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taking at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or such committee as the case may be. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporation’s records reflecting the action taken. Any such written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.
Section 3.10 Meetings by Telephone or Other Communications. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 3.11 Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:
(a) The director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting;
(b) The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) The director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.
(d) The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 3.12 Chairperson of the Board. The Board of Directors may appoint one of the directors to serve as Chairperson of the Board, but such appointment shall not result in any director becoming an officer of the Corporation. If the Board of Directors appoints a Chairperson of the Board, unless otherwise provided by the Board of Directors, he or she shall, if present, preside at all meetings of the shareholders and the Board of Directors, and he or she shall perform such other duties and possess such other powers as are assigned to him or her by the Board of Directors. The Chairperson of the Board may also be the Chief Executive Officer, or other officer of the Corporation, and shall have such powers and perform such duties as may be provided for herein, and as may be incident to the office and as may be assigned by the Board of Directors.
ARTICLE IV
NOTICES

Section 4.1 Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation or, with respect to directors only, by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service. Notice to directors of special meetings by mail shall be given at least two days before the meeting. Notice to directors of special meetings by personal delivery, telegram, cable, telephone, telecopy or facsimile shall be given a reasonable time before the meeting, but in no event less than one hour before the meeting. Notice by mail or recognized overnight delivery service shall be deemed to be given when sent to the director at his or her address appearing on the records of the Corporation. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone, telecopy or facsimile shall be deemed to be given when transmitted by telephone, telecopy or facsimile to the telephone, telecopy or facsimile number appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or telecopy or facsimile message).
Section 4.2 Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice, whether before or after the time stated therein, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of notice. Attendance of any person at any meeting of shareholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director’s meeting, promptly upon such director’s arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE V
OFFICERS

Section 5.1 Officers (Including Removal). The officers of the Corporation may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders (or at such other time as the Board deems appropriate), and shall hold office until their successors are elected and qualify. One person may hold more than one office. The Board of Directors shall have the power from time to time to appoint such other officers as may be necessary for the proper conduct of the business of the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors.
Section 5.2 Compensation. The compensation of the officers of the Corporation elected or appointed by the Board of Directors, shall be fixed by the Board of Directors or a committee of the Board.
Section 5.3 Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, in the event of the absence of the Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is a director, at all meetings of the Board of Directors. The Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe.
Section 5.4 President. The President shall be the chief operating officer of the Corporation and shall have such general authority and supervision over the management and direction of the affairs of the Corporation, subject to the authority of the Chief Executive Officer. The President shall, subject to the other provisions of these Bylaws, have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors. In case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Chief Executive Officer, and in case of the absence, disability, death, resignation, or removal from office of both the Chief Executive Officer and the President, the powers and duties of the President shall, for the time, being devolve upon and be exercised by a Vice President so appointed by the Board of Directors.
Section 5.5 Vice Presidents. Each of the Vice Presidents shall have such powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President). The Board of Directors or the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) may designate one or more of such Vice Presidents as Executive Vice President, Senior Vice President or Assistant Vice President.
Section 5.6 Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all duties incident to the office of secretary of a corporation, subject at all times to the direction and control of the Board of Directors and the Chief Executive Officer (or, if there is no Chief Executive Officer, the President).
Section 5.7 Treasurer. The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall also have the custody of all securities belonging to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during the term of office. When necessary or proper, the Treasurer shall endorse, on behalf of the Corporation, all checks, notes, or other obligations payable to the Corporation or coming into possession of the Treasurer for and on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds of the Corporation coming into possession of the Treasurer, in the name and to the credit of the Corporation in such bank or banks as the Board of Directors shall from time to time by resolution direct. The Treasurer shall perform all duties incident to the office of treasurer of a corporation, subject at all time to the direction and control of the Board of Directors and the Chief Executive Officer (or, if there is no Chief Executive Officer, the President).
ARTICLE VI
CAPITAL STOCK

Section 6.1 Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated. Any shareholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate representing shares of the Corporation The certificates for shares of the Corporation shall be in such form not inconsistent with the Articles of Incorporation and the IBCL and as shall be approved by the Board of Directors. At a minimum, each certificate for shares must state on its face:
(a) the name of the Corporation and that it is organized under the law of the State of Indiana;
(b) the name of the person to whom issued; and
(c) The number and class of shares and the designation of the series, if any, the certificate represents.
Each certificate must be signed (either manually or in facsimile) by the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) and Secretary or such other two officers as may be designated by the Board. Share certificates which have been signed (whether manually or in facsimile) by officers may be used and shall continue to be valid even though any individual whose signature appears on a certificate shall no longer be an officer of the Corporation at the time of the issue of the certificate.
Section 6.2 Registration of Transfer and Registered Shareholders. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of any certificate for such shares, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative. As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.
Section 6.3 Consideration for Issue of Shares. The shares of the capital stock of the Corporation may be issued by the Corporation from time to time for such an amount of consideration as may be fixed by the Board of Directors and consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When payment of the consideration for which any share was authorized to be issued shall have been received by the Corporation, the shares issued therefor shall be fully paid and nonassessable. Shares may be issued to the Corporation’s shareholders without consideration to the extent permitted by the IBCL and shares so issued shall be fully paid and nonassessable. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be issued with or before the notice of the next shareholders’ meeting. The Board may (but is not required) to place in escrow shares issued for a contract for future services or benefits or a promissory note or may make such other arrangements or conditions or place such other restrictions on the transfer of the shares until the services are performed, the note is paid, or the benefits are received.
Section 6.4 Lost, Stolen or Destroyed Certificates. No certificate for shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon proper evidence to the satisfaction of the Board of Directors of such loss, theft, or destruction, and (unless waived by the Board of Directors) except upon delivery to the Corporation of a bond of indemnity in such amount as may be fixed by the Board of Directors, executed by the person to whom the new certificate or certificates should be issued and also by a surety company approved by the Board of Directors, indemnifying the Corporation against any claim upon or in respect of such lost, stolen, or destroyed certificate; provided, however, that whenever this Corporation has a duly appointed, qualified and acting transfer agent for its said shares, the Board of Directors may delegate to said transfer agent the authority to determine the sufficiency of the proof of such loss, theft or destruction and to issue new certificate or certificates in replacement thereof, and the Board of Directors may waive the necessity of obtaining a separate bond of indemnity in connection with the issuance of each certificate replacing such lost, stolen or destroyed certificates and in lieu thereof may authorize such transfer agent to obtain a blanket lost original instruments bond naming this Corporation and such transfer agent as the obligees therein.
Section 6.5 Transfer Agent and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city, and may provide for the functions of transfer agent and registrar to be combined in one agency.

ARTICLE VII
CONDUCT OF BUSINESS

Section 7.1 Contracts, Deeds and Other Instruments. All agreements evidencing obligations of the Corporation, including but not limited to contracts, trust deeds, promissory notes, sight drafts, time drafts and letters of credit (including applications therefor), may be signed by any one of the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, and any person authorized by a resolution of the Board of Directors. A certified copy of these Bylaws and/or any authorization given hereunder may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved.
Section 7.2 Checks. Checks and other negotiable instruments for the disbursement of Corporation funds may be signed by any one of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), any Vice President and the Treasurer. In addition to the foregoing, other persons may sign instruments for the disbursement of Corporation funds under written authorization signed by any two of the foregoing officers acting jointly. Electronic or wire transfers of funds may be authorized by any officer of the Corporation who is authorized pursuant to this Section 7.2 to disburse Corporation funds by check or other negotiable instrument.
Section 7.3 Deposits. Securities, notes and other evidences of indebtedness shall be kept in such places, and deposits of checks, drafts and funds shall be made in such banks, trust companies or depositories, as shall be recommended and approved by any two of the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), any Vice President and the Treasurer.
Section 7.4 Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have the power to execute and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of shareholders, with full power of substitution, and shall have power to alter or rescind such appointment. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have the power on behalf of the Corporation to attend and to act and vote at any meeting of shareholders of any corporation in which the Corporation holds stock and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.
Section 7.5 Transfer of Stock. Such form of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation shall be signed by the Chief Executive Officer, the President, any Vice President or the Treasurer, and the Secretary shall sign as witness if required on the form. A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Definitions. As used in this Article VIII:
(a) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.
(b) “Expenses” include counsel fees.
(c) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(d) “Officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. An officer is considered to be serving an employee benefit plan at the Corporation’s request if the officer’s duties to the Corporation also impose duties on, or otherwise involve services by, the officer to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.
(e) “Official capacity” means:
(i) When used with respect to a director, the office of director in the Corporation;
(ii) When used with respect to an officer, the office of the Corporation held by the officer; and
(iii) When used with respect to an individual other than an officer or director, the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.
“Official capacity” does not include service for any other foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

(f) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
Section 8.2 Indemnification.
(a) The Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director or officer against any liability incurred in the proceeding if:
(i) the individual’s conduct was in good faith; and
(ii) the individual reasonably believed:
(A) in the case of conduct in the individual’s official capacity with the Corporation, that the individual’s conduct was in the Corporation’s best interests; and
(B) In all other cases, that the individual’s conduct was at least not opposed to the Corporation’s best interest; and
(iii) In the case of any criminal proceeding, the individual either:
(A) Had reasonable cause to believe the individual’s conduct was lawful; or
(B) Had no reasonable cause to believe the individual’s conduct was unlawful.
(b) A director’s or officer’s conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B) of this Section 8.2.
(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this Section 8.2.
Section 8.3 Additional Indemnification. In addition to the indemnification to which a director or officer may be entitled pursuant to Section 8.2, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.
Section 8.4 Advance Indemnification.

(a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:
(i) The director or officer furnishes the Corporation a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct described in Section 8.2.
(ii) The director or officer furnishes the Corporation a written undertaking, executed personally or on the director’s or officer’s behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct; and
(iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VIII.
(b) The undertaking required by subsection (a)(2) of this Section 8.4 must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.
(c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 8.5 below.
Section 8.5 Procedure for Determining Indemnification.
(a) The Corporation may not indemnify a director or officer under Section 8.2 of this Article VIII unless authorized in the specific case after a determination has been made that indemnification of the director or officer is required in the circumstances because the director or officer has met the standard of conduct set forth in Section 8.2 of this Article VIII.
(b) The determination shall be made by any one of the following procedures:
(i) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.
(ii) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding.
(iii) By special legal counsel:
(A) Selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or
(B) If a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate).
(iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
(v) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification under Section 8.2 is required, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) of this Section 8.5 to select counsel.
Section 8.6 Indemnification of Agents and Employees.
(a) The Corporation may indemnify and advance expenses under this Article VIII to an employee, or agent of the Corporation, whether or not an officer or director, to the same extent as to a director or officer; and
(b) The Corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by the Articles of Incorporation, general or specific action of the Board of Directors, or contract.
Section 8.7 Indemnification Not Exclusive.
(a) The indemnification and advance for expenses provided for or authorized by this Article VIII does not exclude any other rights to indemnification and advance for expenses that a person may have under:
(i) the IBCL;
(ii) the Corporation’s Articles of Incorporation or Bylaws;
(iii) a resolution of the Board of Directors or of the shareholders;
(iv) any contract or policy of insurance; or
(v) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.
(b) Without limiting the foregoing subsection (a), nothing contained in this Article VIII shall be construed to limit in any manner the indemnification or advance for expenses that may be permitted or required, in the absence of the provisions of this Article VIII, pursuant to the IBCL.

(c) This Article VIII does not limit the Corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.
Section 8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII or under the IBCL.
Section 8.9 Contract with the Corporation. The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article VIII is in effect, and any repeal or modification of any provisions of this Article VIII shall not affect any rights or obligations theretofore accruing under this Article VIII with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
ARTICLE IX
SEAL

If a corporate seal is used, it shall have inscribed thereon the name “Franklin Electric Co., Inc.” around the circumference thereof and the word “Seal” in the center thereof. The seal can be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
ARTICLE X
FISCAL YEAR

The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.
ARTICLE XI
AMENDMENT

Except as otherwise expressly provided in the Articles of Incorporation or by the IBCL, the Board of Directors shall have the power to amend or repeal any provision of these Bylaws or to make new Bylaws or to restate the Bylaws.
(a) In addition, the Bylaws may be amended by the shareholders pursuant to a Qualified Bylaw Proposal that is submitted to the shareholders for approval at a duly called annual meeting as provided in this Article XI. A “Qualified Bylaw Proposal” is a proposal to amend the Bylaws in a manner permitted by law, the Articles and these Bylaws that meets the following conditions:
(i)  The proposal is submitted to the Secretary of the Corporation in a timely notice, complying in all respects with Section 2.8(b)(ii) and (iii) of these Bylaws, including the exact text of the proposed Bylaw amendment and a description of the reasons for proposing the amendment;
(ii) Such timely notice (or timely notices submitted by shareholders making an identical Bylaw amendment proposal) shall have been submitted by or on behalf of an Eligible Shareholder or Eligible Shareholders.
        (b)  The Board of Directors may consider any Qualified Bylaw Proposal and may choose to amend the Bylaws in the manner (or in a manner substantively the same in all material respects) provided for in the Qualified Bylaw Proposal. Adoption by the Board of such an amendment shall moot the Qualified Bylaw Proposal.
        (c)  Unless it has been so mooted by adoption of an amendment by the Board of Directors, the Eligible Shareholder shall be permitted to present the Qualified Bylaw Proposal for consideration by the shareholders at the ensuing annual meeting and shall be adopted if it is approved by the affirmative vote at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors.
(d) To be an “Eligible Shareholder”, the submitting shareholder must (i) have owned (as defined in (e) of this Article XI) continuously for a least one year a number of shares consisting of $2,000 or more of the Corporation’s outstanding capital stock measured as of the date the shareholder’s notice is received by the Corporation in accordance with Section 2.8 (the “Required Shares”), (ii) continue to own the Required Shares as of the record date for determining shareholders entitled to vote at the annual meeting of shareholders for which the Qualified Bylaw Proposal is being proposed.
(e) For purposes of this Article XI, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purposes or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. Whether outstanding shares of the Corporation’s capital stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Corporation and its shareholders. For purposes of this Article XI, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
(f) This Article XI may not be amended (and the Bylaws may not be amended in a manner that would conflict with this Article XI) without the approval of the Board of Directors.

ARTICLE XII
CONTROL SHARES

The terms “control shares” and “control share acquisition” used in this Article XII shall have the meanings set forth in Indiana Business Corporation Law Section 23-1-42-1, et seq. (the “Act”). Control shares of the Corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act.
Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the Corporation the acquiring person statement required by the Act may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.
Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person was not granted full voting rights by the shareholders as provided in the Act may, at any time after the shareholder vote required by the Act, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.